UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

QMED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11411	22-2468665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Christopher Way
Eatontown, New Jersey 07724
(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On November 28, 2006, QMed, Inc. (the “Company”) announced that Jane Murray has been promoted to the position of President of the Company, effective as of November 28, 2006. Ms. Murray will continue to serve as a director of the Company and will continue to hold the position of Chief Operating Officer of the Company. Ms. Murray will no longer serve as Executive Vice President of the Company, effective as of November 28, 2006.

        Ms. Murray has served the Company and its subsidiaries for 19 years, including serving as Executive Vice President of Operations for the Company’s Interactive Heart Management Corp. subsidiary for the past five years. Ms. Murray is 44 years old. In December 2001, Ms. Murray was appointed as the Chief Operating Officer of the Company and was also appointed as an Executive Vice President of the Company. In December 2004, Ms. Murray was also appointed Vice President and Director of QMedCare, Inc. In April 2005, Ms. Murray was appointed Vice President and Secretary of Health e Monitoring, Inc. (now known as Positive Directions, Inc.). Ms. Murray is married to John Siegel who is a Senior Vice President for Sales and Field Services for the Company.

        The employment agreement between the Company and Ms. Murray dated April 21, 2003, which was filed as an Exhibit to the Company’s Report on Form 8-K dated April 9, 2005, shall remain the same.

        The Company also announced that, as of November 28, 2006, Michael Cox has been appointed as a special advisor to the Board of Directors for Strategic Development and Expansion Issues. Mr. Cox will continue to be a director of the Company, but will no longer serve as either the Chief Executive Officer or the President of the Company, with both actions taking effect as of November 28, 2006.

        Pursuant to Mr. Cox’s employment agreement, all outstanding unvested options will vest and he will be entitled to certain payments under his employment agreement. The Company expects to take a charge of approximately $943,000 in the fourth quarter related to these obligations.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits

99.1	QMed, Inc. press release dated November 28, 2006 announcing the details of executive officer changes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC. BY: /s/ William T. Schmitt, Jr. —————————————— William T. Schmitt, Jr. Senior Vice President, Treasurer & Chief Financial Officer

Date: November 29, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	QMed, Inc. press release dated November 28, 2006 announcing the details of executive officer changes.

4